UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2017

MamaMancini’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54954	27-067116
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of principal office)	(Zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On November 1, 2017, MamaMancini’s Holdings, Inc., a Nevada corporation (“MamaMancini’s”), Joseph Epstein Food Enterprises, Inc., a New Jersey corporation(“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed the merger contemplated by the Agreement and Plan of Merger by and among MamaMancini’s, JEFE, and Merger Sub, dated as of November 1, 2017 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, JEFE has merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s. It is anticipated that Merger Sub will be renamed “Joseph Epstein Food Enterprises, Inc.”

Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE which were estimated to be $2,928,825 as of July 31, 2017 The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties which was $1,597,518 at July 31, 2017, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses which are estimated to be $2,656,948 at July 31, 2017, (c) assumption by the Company of certain third-party loans to JEFE totaling approximately $782,000 and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company (ii) following the Closing, JEFE’s financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company (collectively, the “Merger Transaction”). No cash or stock was exchanged in connection with the transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2017, MamaMancini’s Holdings, Inc., a Nevada corporation (“MamaMancini’s”), Joseph Epstein Food Enterprises, Inc., a New Jersey corporation(“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed the merger contemplated by the Agreement and Plan of Merger by and among MamaMancini’s, JEFE, and Merger Sub, dated as of November 1, 2017 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, JEFE has merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s. It is anticipated that Merger Sub will be renamed “Joseph Epstein Food Enterprises, Inc.”

At the Effective Time, the Company acquired all assets of JEFE which were estimated to be $2,928,825 as of July 31, 2017 The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties which was $1,597,518 at July 31, 2017, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses which are estimated to be $2,656,948 at July 31, 2017, (c) assumption by the Company of certain third-party loans to JEFE totaling approximately $782,000 and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. No cash or stock was exchanged in connection with the transaction.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Form 8-K filed with the Securities and Exchange Commission, which is incorporated herein by reference.

Item 8.01. Other Events.

On November 1, 2017, MamaMancini’s issued a press release announcing the closing of the merger. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)       Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2017, by and among MamaMancini’s Holdings, Inc., Joseph Epstein Food Enterprises, Inc. and MMMB Acquisition, Inc. (filed as exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference).

99.1	Press Release, dated November 1, 2017, of MamaMancini’s Holdings, Inc. announcing the closing of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAMAMANCINI’S HOLDINGS, INC.

By:	/s/ Carl Wolf
Name:	Carl Wolf
Title:	Chief Executive Officer

Date: November 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2017, by and among MamaMancini’s Holdings, Inc., Joseph Epstein Food Enterprises, Inc. and MMMB Acquisition, Inc. (filed as exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference).

99.1	Press Release, dated November 1, 2017, of MamaMancini’s Holdings, Inc. announcing the closing of the merger.